Exhibit 3.114

, ~; y._ ♦ ... ·: - -, ij ,:,::,,, ...... ,~.-,i,,,\ ';, ·•-, - C,,,,,•,W 11•'•'~~::r ' ! ,- ,p,:: ; ~'),~ . .-,~_Jr··: ~ 4t, ·:f ?,,•,'.', 11 t,•.~:%r•..... • . ·1~::::,•:,i(,",'i'J·:.,•,111t ,•· ·•,·« lf.~,t'.., I ._ .1:11s:,'8\, 7A1>¼ :~ 1~.' 1 ¥ . - ~~:;(",., ,,.,.,,,,·:;.:~~:, • ./::~l,'•"······•:~;.lf~1~r ti 1 m~!-l~ • i'i;", ,•. •~11:~:;,- ::•( w -i. ,:?:'::Y \ .~= >"l ~:-;;,.,('•.' · .. a;.:: :/t'.:;~~l\'· ··;,.;~. ~)'!~t•~f''~;.-· ,'/t~t.~~~~1{" '~:·, :-/it."'~~~11\/''.:~ ,,· · .... ; .. :·, !1',:i:.f.!tit11'· ...... : • • :..' :lf~~ji~\\ ':r:. ~· '&j,;1&- ~ h~;·: ''·~ · ·· :.)~i1l sl§i: '1 '':~~! ~ :,,,,i.~ ... l !l )_·>· - ~ -,-'-' ~,, ,:, ' -~~·'.•'.,:\:•' ✓ .i~~;y D~ ' :.',•.'i,',i:_'_::il-:,':Jl' 1.'.:.lJ~'.'i',\\\'~@ .. '@...ill.;.,,--.:;;, .... &,/4'~~l.¼' ,__@i~ :.'.'h'.,\~ •··~··-w"~a (~R--~:·~•·.,...,;-;;'?~!! ~,· : t,,:jj)\... ~i !ii c ;,.,.___ 'ti. $'. ❖ \ \~··. ~m!: lill5,l,-:.'!•~ '&--·~~ ~: '<,;, •;,. ( ~ :~,,:~-~- i . ·~" '··rti~;jz~· ·•" - • ~ , -:-.• - ~;;~;;:;~e ~ :;· 1:::;;;;;;~~:--~' . * a··~ ~ - .--~-~-•·": ·'. ·-> ft~)) '. •"':· •. •>1 l>, :~ · ''G'(,.,t~ . , /\/ -:.::i •. . J!) l _ ; , ,~J\ J;,r \• ~~: t 0) f Y' JI,, '1t 'fi r - ~.,, ? ! .;fj i. <':I . ~-, , . ►;. -·r . i .. ,_ .,,. - t Y { '. ( , f. __ .,1l -~ _ : _, __ .? r , . J.,..:;; V"~: ·\',1: ' .. "'!. ► ~n }, ~ I /, D. EVADNE EBANKS Assistant Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies La.w CAP. 22, that all the requirements of the said Law in respert of registration were complied with by ENSCO Oceanics International Company an Exempted Company incorporated in the Cayn the 18th Day of December Two Thousand One Given under my hand and Seal at George Town i11 the island of Grand Cayman this Eighreemh day of December Two Thq!~t7' One ( (lQ('\f. ( ' ' \)--- \ ' I - · ---) -~ · , (_ __ _ __ -- --- - Assistant Registrar of Companies, Cayman Islands, B.W .I. f... , .,t '"1